UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2009

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OPTIONS MEDIA GROUP HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

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Nevada	333-147245	26-0444290
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

123 NW 13th Street, Suite 300, Boca Raton, Florida 33432

 (Address of Principal Executive Office) (Zip Code)

(561) 314-3479

 (Registrant’s telephone number, including area code)

240 Old Federal Highway, Suite 100, Hallandale, Florida 33009

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 1.02

Termination of a Material Definitive Agreement.

The information provided under Item 2.03 below, where applicable, is incorporated under this Item 1.02.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 13, 2009, Options Media Group Holdings, Inc. (the “Company”) entered into a subscription agreement (the “Agreement”) with GRQ Consultants, Inc. 401K (“GRQ”), Barry Honig and Michael Brauser (collectively, the “Subscribers”) and borrowed $1,180,000. Under the Agreement, the Company issued the Subscribers 6% promissory notes due on July 13, 2009 (the “Notes”), a total of 50,000 shares of common stock and a total of 1,000,000 five-year warrants exercisable at $0.75 per share.  The Notes are secured by all of the assets of the Company and guaranteed by two of its subsidiaries, Options Acquisition Sub, Inc. and Icon Term Life Inc.

In connection with the Agreement the Company received $400,000 in cash and refinanced three existing loans. GRQ held a $900,000 7% senior secured note due July 31, 2009 with an existing principal balance of $600,000, which was paid. See Form 8-K filed August 20th disclosing this $900,000 note.  Additionally, Messrs. Honig and Brauser cancelled $100,000 and $80,000, respectively, in 6% bridge notes.

Item 3.02

Unregistered Sales of Equity Securities

We have sold securities without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) and Rule 506 thereunder described below.

Name or Class of Investor	Date Sold	No. of Securities	Reason for Issuance
Note Holder	12/5/08	$50,000 6% Secured Promissory Note	Financing
Note Holder	12/5/08	$80,000 6% Secured Promissory Note	Financing
Note Holder	12/12/08	$100,000 6% Secured Promissory Note	Financing
Subscribers	1/13/09	$1,180,000 6% Secured Promissory Notes, 50,000 shares of Common Stock and 1,000,000 five-year Warrants exercisable at $0.75 per share	Financing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Options Media Group Holdings, Inc.

By:	/s/ SCOTT FROHMAN
Scott Frohman Chief Executive Officer

Date:  January 20, 2009